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Exhibit 5.1

BAKER & HOSTETLER LLP
303 E. 17TH AVENUE
SUITE 1100
DENVER, COLORADO 80203
October 8, 2004

Uranium Resources Inc.
650 South Edmonds, Suite 108
Lewisville, TX 75067

Gentlemen:

        We have acted as counsel for Uranium Resources, Inc. (the "Company") in connection with the following: (a) the registration under the Securities Act of 1933 (the "Act") on Form S-8 of the sale of 9,028,760 shares of the Company's common stock, $0.001 par value (the "Common Stock"), (i) 4,028,760 shares of which are issuable pursuant to the terms of the Company's deferred compensation plans for the years 1999 through 2004 ("Deferred Compensation Plans") and (ii) 5,000,000 shares of which are issuable pursuant to the terms of the Company's 2004 Directors' Stock Option Plan ("2004 Plan"); and (b) the registration under the Act on Form S-8 of the resale of 14,856,780 shares of the Company's common stock, $0.001 par value by the Selling Stockholders described in the Re-Offer Prospectus contained in the Form S-8 (the "Resale Shares"). The Registration Statement on Form S-8, the Re-Offer Prospectus and exhibits thereto filed with the Securities and Exchange Commission under the Act are referred to herein as the "Registration Statement."

        We have examined the applicable Company benefit plans, the Restated Certificate of Incorporation of the Company, the Bylaws of the Company, the Minutes of the Board of Directors and Resolutions of Stockholders of the Company, the applicable laws of the State of Delaware and a copy of the Registration Statement.

        Based on such examination, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Company is authorized to issue and to sell the Common Stock; the Common Stock, when issued by the Company, delivered and paid for in accordance with the terms and conditions of the Deferred Compensation Plans and 2004 Plan, as applicable, will be legally issued, fully paid and nonassessable; and the Resale Shares, when issued by the Company, delivered and paid for in accordance with the terms and conditions of the Company benefit plan under which they are respectively issued, will be legally issued, fully paid and nonassessable.

        We hereby consent (i) to be named in the Registration Statement, and in the Re-Offer Prospectus that constitutes a part thereof, as attorneys passing upon the validity of the issuance of the Common Stock and Resale Shares on behalf of the Company, and (ii) to the filing of this Registration Statement.

        This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

Very truly yours,
/s/ BAKER & HOSTETLER LLP

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  Exhibit 5.1
BAKER & HOSTETLER LLP 303 E. 17TH AVENUE SUITE 1100 DENVER, COLORADO 80203 October 8, 2004